January 2012

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-162195
Dated January 6, 2011

Deutsche Bank Commodity Indices

January 2012

Contents

Section

1. Optimum Yield Indices
   - DB Commodity Booster - DJUBS ERAC Index
   - DB Commodity Booster DJUBS - TV14 ERAC Index
   - DB Commodity Booster - Benchmark Index
2. Mean Reversion Indices
   - DBLCI - MR Index
   - DBLCI - Mean Reversion Enhanced ERAC Index
   - DB MR Enhanced 15 Index
   - DBLCI - MR+ Index
3. Market Neutral Indices
   - DB Commodity Harvest ERAC Index
   - DB Commodity Harvest – 10 ERAC Index
4. Long-Short Indices
   - DBLCI Commodity Momentum Index
5. DB Commodity Allocator Index
6. DB Commodity Risk Parity 18 Index
7. DB Commodity Apex 14 ERAC Index
8. Optimum Yield Enhanced Indices
   - DB Commodity Booster OYE DJUBS Index
   - DB Commodity Booster OYE Benchmark Light Energy Index
   - DB Commodity Curve Alpha ERAC Index
   - DB Commodity Curve Alpha ERAC 10 Index

Appendix

1 Appendix

Deutsche Bank

2

Executive Summary

The Evolution of Commodity Markets

[] Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation[] An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting
collateral. This transparent, rule-based   roll mechanism eliminates human
intervention[] Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space[] As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

DB Commodity — Family of Indices

Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility) and Risk Parity

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Optimized Yield Enhanced	Risk Parity	Target Volatility
DB Commodity Booster – DJUBS ERAC			✓			
DB Commodity Booster DJUBS – TV14 ERAC			✓			✓
DB Commodity Booster – Benchmark			✓			
DBLCI-MR	✓					
DBLCI-MR+	✓	✓				
DBLCI – Mean Reversion Enhanced ERAC	✓		✓			
DB MR Enhanced 15	✓		✓			✓
DB Commodity Harvest ERAC			✓			
DB Commodity Harvest – 10 ERAC			✓			✓
DBLCI Commodity Momentum Index		✓				
DB Commodity Allocator	✓	✓	✓			
DB Commodity Risk Parity 18 Index	✓	✓	✓		✓	✓
DB Commodity Apex 14 ERAC Index	✓	✓	✓		✓	✓
DB Commodity Booster OYE DJUBS				✓		
DB Commodity Booster OYE Benchmark Light Energy				✓		
DB Commodity Curve Alpha ERAC				✓		
DB Commodity Curve Alpha ERAC 10				✓		✓

Deutsche Bank
4

Optimum Yield Indices

Section 1

DB Commodity Booster -- DJUBS ERAC

Index Summary

[] Composition of DB Commodity Booster DJUBS ERAC Index: The DB Commodity
Booster -- DJUBS ERAC Index has the same base weights as the DJUBS Index.
Weights are rebalanced annually.

[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months[] Embedded Cost: 0.70%  per annum[] Transparency:
Rule-based  index with the closing level and weights published daily on
Bloomberg (DBCMBDEN)

Note:

1 ERAC: Excess Return After Cost

[] Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- DJUBS

[] Subtract 0.70% fees per annum

DB Commodity Booster -- DJUBS ERAC

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30 December 2011
2 ERAC: Excess Return After Cost                                                              7

DJUBS    0.97 1.00 0.91 2011 YTD          -9.77% -13.37% -1.23%
s and p-GSCI 0.88 0.91 1.00 Annualized Return 7.69%   1.88%  -0.51%
-------- ---- ---- ---- ----------------- ------ ------- ------

Notes:

1 Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC has been retrospectively calculated and did not exist prior to 12 October 2010.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS ERAC Index would have been lower than the
Index as a result of fees and / or costs

2 Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After
Cost

3 Data is as of 30 December 2011. Statistics shown are either for excess return indices or ERAC indices.

DB Commodity Booster DJUBS -- TV14 ERAC

Index Summary

[] Composition: Same base weights as the DJUBS Index

[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Target Volatility: Varies its exposure to the
DB Commodity Booster -- DJUBS ERAC Index with a view to target a volatility of
14%. Exposure is capped at 500%.

[] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

Note:

1 ERAC: Excess Return After Cost

DB Commodity Booster DJUBS – TV14 ERAC

Index Construction

Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility

Agriculture
35.89% (35.44% [1])

Industrial Metals
15.31% (17.84% [1])

Precious Metals
16.70% (13.74% [1])

Energy
32.10% (33.01% [1])

DJUBS

Apply **Optimum Yield** Technology

- Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster – DJUBS

- Subtract 0.70% fees per annum

DB Commodity Booster – DJUBS ERAC

Apply **Target Volatility** Technology

- Volatility is targeted at 14% by varying exposure to the DB Commodity Booster – DJUBS ERAC Index

DB Commodity Booster DJUBS – TV14 ERAC

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30 December 2011
2 ERAC: Excess Return After Cost

Deutsche Bank

10

DB Commodity Booster DJUBS – TV14 ERAC

Performance Analysis

Index Returns [1]



500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Booster DJUBS - TV14 ERAC
DB Commodity Booster - DJUBS ERAC
DJUBS

Index Exposure [1]

Current Exposure to DB Commodity Booster – DJUBS ERAC	78.21%
Underlying Sector	**Current Weight (%)**
Energy	32.10
Precious Metal	16.70
Industrial Metal	15.31
Agriculture	35.89

Performance Analysis [1]

January 2001 – December 2011	DB Commodity Booster DJUBS - TV 14 ERAC	DB Commodity Booster – DJUBS ERAC	DJUBS
Annualized Returns	10.6%	7.7%	1.9%
Volatility	14.7%	16.8%	18.4%
Sharpe Ratio	0.72	0.46	0.10
Maximum Drawdown	-35.3%	-54.3%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Mar-09	Mar-09
Max Monthly Consecutive Loss	-33.2%	-51.7%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	58.5% / -31.6%	46% / -48.8%	39.9% / -52.7%
Rolling 3 Months	27.5% / -23.6%	24.2% / -38.5%	24.7% / -39.7%
Average Monthly Returns	0.9%	0.7%	0.3%
% Months with Gains	62.1%	62.1%	55.3%
Correlation			
DB Commodity Booster – DJUBS ERAC	0.94	1.00	0.97
DJUBS	0.92	0.97	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return / ERAC Indices		
	DB Commodity Booster DJUBS - TV 14 ERAC	DB Commodity Booster – DJUBS ERAC	DJUBS
2001	-21.99%	-17.64%	-22.32%
2002	28.73%	22.35%	23.86%
2003	45.66%	26.88%	22.66%
2004	26.18%	22.26%	7.64%
2005	29.49%	29.73%	17.54%
2006	10.23%	11.79%	-2.71%
2007	15.91%	15.87%	11.08%
2008	-16.19%	-30.94%	-36.61%
2009	12.73%	18.97%	18.72%
2010	15.63%	16.13%	16.67%
2011 YTD	-8.94%	-9.77%	-13.37%
Annualized Return	**10.62%**	**7.69%**	**1.88%**

Notes:

1 Source: Bloomberg. DB Commodity Booster – DJUBS ERAC and DB Commodity Booster DJUBS – TV14 ERAC have been retrospectively calculated and did not exist prior to 12 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Booster DJUBS – TV14 ERAC Index would have been lower than the index as a result of fees and / or costs

2 Data is as of 30 December 2011. Statistics shown are for excess return indices or ERAC indices. Current weights shown are for DB Commodity Booster – DJUBS ERAC Index

Deutsche Bank
11

DB Commodity Booster -- Benchmark

Index Summary

[] Composition: Same base weights as the s and p GSCI Index

[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

[] Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- Benchmark

Note:

1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30
December 2011

DB Commodity Booster – Benchmark

Performance Analysis

Index Returns [1]



600
500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Booster - Benchmark
DJUBS
S&P-GSCI

Index Sector Exposure [1]

Sector	Current Weight (%)
Energy	69.00
Precious Metal	3.62
Industrial Metal	6.80
Agriculture & Livestock	20.57

Performance Analysis [1]

January 2001 – December 2011	DB Commodity Booster – Benchmark	DJUBS	S&P-GSCI
Annualized Returns	9.2%	1.9%	-0.5%
Volatility	22.4%	18.4%	25.9%
Sharpe Ratio	0.41	0.10	-0.02
Maximum Drawdown	-64.6%	-57.1%	-71.6%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Mar-09	Feb-09
Max Monthly Consecutive Loss	-60.7%	-54.5%	-67.8%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	76.3% / -56.7%	39.9% / -52.7%	74.8% / -64.8%
Rolling 3 Months	33.4% / -47.4%	24.7% / -39.7%	34.4% / -53.4%
Average Monthly Returns	0.9%	0.3%	0.2%
% Months with Gains	59.1%	55.3%	56.8%
Correlation			
DJUBS	0.89	1.00	0.91
S&P-GSCI	0.97	0.91	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Booster – Benchmark	DJUBS	S&P-GSCI
2001	-17.43%	-22.32%	-34.31%
2002	25.99%	23.86%	29.92%
2003	27.09%	22.66%	19.48%
2004	38.49%	7.64%	15.65%
2005	41.80%	17.54%	21.61%
2006	-2.31%	-2.71%	-19.07%
2007	25.49%	11.08%	26.81%
2008	-36.65%	-36.61%	-47.29%
2009	20.31%	18.72%	13.30%
2010	9.69%	16.67%	8.88%
2011 YTD	-0.55%	-13.37%	-1.23%
Annualized Return	**9.24%**	**1.88%**	**-0.51%**

Notes:

1 Source: Bloomberg. DB Commodity Booster – Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Booster – Benchmark Index would have been lower than the index as a result of fees and / or costs

2 Data is as of 30 December 2011. Statistics shown are for excess return indices.

Deutsche Bank

14

Mean Reversion Indices

Section 2

DBLCI -MR

Index Summary

[] Components: Tracks the performance of a basket of 6 commodity futures:
Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[] Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture.
The commodity weight is determined formulaically based on the ratio between a one-year  and five-year  moving average price

[] Rebalancing: A rebalancing will occur whenever one of the commodities
undergoes a "trigger event. " A trigger event occurs when the one-year   moving
average price of the commodity trades +/-- 5% than the five-year   moving
average

[] Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[] Transparency: Rule-based   index with the closing level and weights
published daily on Bloomberg (DBLCMMCL)

  Corn         Gold     Heating Oil  WTI Crude Oil  Aluminium      Wheat
(4.78% (2)) (1.63% (2)) (11.19% (2))   (35.18% (2)) (31.19% (2)) (16.03% (2))

Source: Deutsche Bank, 2011

Notes:

1 Base Weights of DBLCI-MR Index

2 Current Weights as of 30 December 2011

Notes:

1 Source: Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the
 DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs
2 Data is as of 30 December 2011. Statistics shown are for excess return indices.
                                                                                           18

DBLCI -- Mean Reversion Enhanced ERAC

Index Summary

[] Components: Tracks the performance of a basket of 12 commodity futures:
Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
Silver, Corn, Wheat and Soybeans.

[] Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals,
Precious Metals, Agriculture. Single commodity allocations are subject to a 35%
cap in order to avoid concentration and ensure adequate  diversification

[] Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year  moving average price of one or more commodities trade +/-- 5% than the five-year  moving average

[] Embedded Cost: 1.10% per annum

[] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBLCMREN)

Note:

1 ERAC: Excess Return After Cost

[] Weight of each component determined based on the ratio of 1 year moving average (MA) price to 5 year MA price

DBLCI Mean Reversion Enhanced

[] Subtract 1.10% fees per annum

DBLCI Mean Reversion Enhanced ERAC

    Agriculture                          Industrial Metal Precious Metal                 Energy
    (16.51% (2))                            (28.21% (2))      (1.88% (2))              (53.41% (2))
Source: Deutsche Bank, 2011
Notes:
1 Base Weights of DBLCI-MR Enhanced ERAC Index. Current Weights as of 30 December 2011              20

2 ERAC: Excess Return After Cost

DBLCI -- Mean Reversion Enhanced ERAC

Performance Analysis

Index Returns 1

Historical Weighting 1

    100%
     80%
     60%
     40%
     20%
                  ------ ------ -------- -------- ---------------------- -------
      0%
        Jan-01    Jan-03 Jan-05 Jan-07    Jan-09  Jan-11
                Agriculture Precious Metals Industrial Metals 1(Energy)
Year on Year Performance Comparison
================================================= ====================== =======
                         Annual Returns for Excess Return / ERAC Indices
----------------- ====== =============================================== =======
                         DBLCI Mean
                      Reversion Enhanced
Calendar Year                 ERAC       DBLCI-MR                         DJUBS
2001                        -13.38%       -16.35%                        -22.32%
2002                        14.25%         27.73%                        23.86%
2003                        31.72%         21.21%                        22.66%
2004                        21.81%         25.85%                         7.64%
2005                         9.22%          2.96%                        17.54%
2006                        27.12%         39.22%                         -2.71%
2007                        25.28%         42.49%                        11.08%
2008                        -27.10%       -35.43%                        -36.61%
2009                        36.02%         22.29%                        18.72%
2010                         4.14%         13.62%                        16.67%
2011 YTD                    -22.73%        -2.47%                        -13.37%
Annualized Return            7.44%         10.20%                         1.88%
----------------- ------ --------------- -------- ---------------------- -------

Notes:

1 Source: Bloomberg. DBLCI -- Mean Reversion Enhanced ERAC and DBLCI-MR have been retrospectively calculated and did not exist prior to 26 October 2009 and 28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the
 Index will perform in the future. The performance of any investment product based on the DBLCI --
   Mean Reversion Enhanced ERAC Index would have been lower than the Index as a result of fees and / or costs
                                                                                                 21

DB MR Enhanced 15

Index Summary

[] Components: Tracks the performance of 12 commodity futures: Aluminum,
Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
Wheat and Soybeans

[] Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals,
Precious Metals, Agriculture. Single commodity allocations are subject to a 35%
cap 1 in order to avoid concentration problem and ensure adequate diversification

[] Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%.  Exposure is capped at
300%.

[] Rebalancing: A rebalancing will occur if on the monthly rebalance date, the
one-year   moving average price of one or more commodities trade +/-- 5% than the five-year  moving average

[] Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

DB MR Enhanced 15

Index Construction

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield and Target Volatility technology with the aim of obtaining a smoother return profile

Agriculture (25% [1])

Industrial Metal (18% [1])

Precious Metal (17% [1])

Energy (40% [1])

Basket with Base Weights

Apply **Optimum Yield** Technology

- Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

Basket with Base Weights using OY Sub-indices

Apply **Mean Reversion** Technology

- Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

DBLCI – Mean Reversion Enhanced[2]

Agriculture(16.51%), Industrial Metal(28.21%), Precious Metal(1.88%) & Energy(53.41%)

Apply **Target Volatility** Technology

- Volatility targeted at 15% by varying exposure to the DBLCI – Mean Reversion Enhanced Index

DB MR Enhanced 15

Note:

1 Base Weights of DBLCI – Mean Reversion Enhanced Index

2 Current Weights of DBLCI-Mean Reversion Enhanced Index as of 30 December 2011

Deutsche Bank

23

1 Source: Bloomberg. DBLCI -- Mean Reversion Enhanced and DB MR Enhanced 15 have been retrospectively calculated and did not exist prior to 25 July 2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the
 Index will perform in the future. The performance of any investment product based on the DB MR
   Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs.
                                                                                              24

2 Data is as of 30 December 2011. Statistics shown are for excess return indices.

DBLCI MR+

Index Summary

[] Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
Crude Oil, Heating Oil, Gold, Corn and Wheat[] Dynamic Weights: Seeks to
underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors:
Energy, Base Metals, Precious Metals, Agriculture [] Dynamic Allocation: The
"Plus" strategy aims to preserve excess returns generated by the DBLCI-MR   by
adjusting its exposure monthly to reflect upward and downward momentum cycles.
A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR  is based on the number of periods with positive returns[] Rebalancing: A rebalancing in the underlying
index (DBLCI-MR)   will occur whenever one of the commodities undergoes a
"trigger event. " A trigger event occurs when the one-year  moving average price of the commodity trades +/-- 5% than the five-year  moving average[] Roll
Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture  components[] Transparency: Rule-based  index with the closing level, weights and exposure published daily on Bloomberg
(DBLCMPUE)

DBLCI MR+

Index Construction

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Aims to offer upside exposure to DBLCI-MR but limit potential drawdowns by employing a momentum algorithm

Corn (11.25%[1]) | Gold (10%[1]) | Heating oil (20%[1]) | WTI (35%[1]) | Aluminium (12.5%[1]) | Wheat (11.25%[1])

Basket with Base Weights

Apply **Mean Reversion** Technology

- Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

DBLCI-MR[2]

Corn(4.8%), Gold(1.6%), Heating Oil(11.2%), Crude Oil(35.2%), Aluminium(31.2%) & Wheat(16.0%)

Apply **'Plus'** Strategy

- Variable exposure to DBLCI-MR with the aim of preserving the upside but limiting loses
- Exposure to DBLCI-MR = total number of positive returns / 12 (3/12 = 25.00%)

DBLCI MR+

DBLCI-MR Returns[3]	
1 Month	-3.0%
2 Month	3.1%
3 Month	-2.8%
4 Month	1.3%
5 Month	-5.9%
6 Month	-12.3%
7 Month	-11.7%
8 Month	-17.6%
9 Month	-12.1%
10 Month	-5.6%
11 Month	-2.1%
12 Month	0.4%

Note:

1 Base Weights of DBLCI-MR Index

2 Current Weights of DBLCI-MR Index as of 30 December 2011

3 Returns are calculated as of 6th business day of each month, from December 2010 to December 2011.

26

Deutsche Bank

Notes:

1 Source: Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and 20
 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs
                                                                                         27

2 Data is as of 30 December 2011. Statistics shown are for excess return indices.

Market Neutral Indices

Section 3

DB Commodity Harvest ERAC

Index Summary

[] Market Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
s and p Goldman Sachs Light Energy Index and long the DB Commodity Booster --
Benchmark Light Energy Index, an Optimum Yield version of the s and p Goldman Sachs
Light Energy Index, in an attempt to provide market-neutral  exposure, and to generate returns from DB's optimum yield technology.

[] Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Embedded Cost: 0.60%  per annum

[] Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Note:

1 ERAC: Excess Return After Cost

DB Commodity Harvest ERAC

Index Construction

Strategy aims to generate alpha from roll returns by going long the OY index and short the benchmark index



Energy
35.76% (33.09% 1)
Precious Metals
7.51% (6.30% 1)
Industrial Metals
14.09% (16.86% 1)
Agriculture & Livestock
42.64% (43.76% 1)
S&P GSCI Light Energy
S&P GSCI Light Energy
Apply Optimum Yield Technology
Optimize roll returns by attempting to maximize implied roll yield
S&P GSCI Light Energy rolls each commodity to its nearest available futures contract
DB Commodity Booster — Benchmark Light Energy
Long
Short
Carry Strategy
Market neutral equally weighted Long and Short positions to generate Alpha. Exposure to long and short legs rebalanced monthly to maintain overall neutrality
DB Commodity Harvest
Subtract 0.60% fees per annum
At each rebalance date, the Short position (S&P GSCI Light Energy) rolls to the nearest dated futures contract for each commodity whereas the Long position (DB Commodity Booster – Benchmark Light Energy) rolls to the future contract with the highest implied roll yield and expires within the next 13 months.
DB Commodity Harvest ERAC

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30 December 2011
2 ERAC: Excess Return After Cost

Deutsche Bank
30

DB Commodity Harvest ERAC

Performance Analysis

Index Returns (1)

400
300
200
100

    0
    Jan-01   Jan-03             Jan-05   Jan-07          Jan-09               Jan-11
             ----------------
                              DB Commodity Harvest ERAC
             ----------------
                              DB Commodity Booster - Benchmark Light Energy
             ----------------
                              s and p-GSCI Light Energy
Performance Analysis (1)
---------------------------------------- ---------- ---- ------------------ --------------
                                                    DB Commodity Booster
                                  DB Commodity                              s and p-GSCI
January 2001 -- December 2011                       -- Benchmark
                                  Harvest ERAC                              Light Energy
                                                    Light Energy
------------ ---------------- ---------- ---------- ----------------------- --------------
Annualized Returns                5.2%              6.3%                    0.2%
Volatility                        3.5%              17.4%                   19.1%
Sharpe Ratio                      1.49              0.36                    0.01
Maximum Drawdown                  -6.3%             -56.8%                  -60.9%
  Start Date                      May-07            Jul-08                  Jul-08
  End Date                        Sep-07            Mar-09                  Feb-09
Max Monthly Consecutive Loss      -5.3%             -53.8%                  -58.0%
  Start Date                      Jun-07            Jul-08                  Jul-08
  End Date                        Sep-07            Feb-09                  Feb-09
Max / Min Returns
  Rolling 12 Months               17% / -5.4%       51.7% / -50.3%          48.2% / -55.8%
  Rolling 3 Months                6.4% / -5.6%      24.8% / -42.4%          26.1% / -44.6%
Average Monthly Returns           0.4%              0.6%                    0.2%
% Months with Gains               70.5%             59.1%                   55.3%
Correlation
  DB Commodity Booster --
  Benchmark Light Energy          -0.40             1.00                    0.98
  s and p-GSCI Light Energy           -0.54             0.98                    1.00
----------------------------- ---------- ---------- ---- ------------------ --------------

Index Constituents (1)
------------------------------------ ---------------------
Index                                Current Weight (%)
DB Commodity Booster -- Benchmark                      100
Light Energy
s and p Goldman Sachs Light Energy Index                 --100
------------------------------------ ---------------------

Year on Year Performance Comparison 1

                           Annual Returns for Excess Return / ERAC Indices
----------------- ======================================================== ============
                               DB
                  Commodity Harvest DB Commodity Booster --                  s and p-GSCI
Calendar Year                ERAC   Benchmark Light Energy                 Light Energy
2001                        11.17%                -17.11%                     -26.22%
2002                        -2.63%                13.10%                      15.09%
2003                         3.84%                20.91%                      15.41%
2004                        12.84%                22.05%                        7.31%
2005                        10.17%                28.51%                      15.51%
2006                        12.30%                 9.15%                       -3.77%
2007                        -0.44%                17.49%                      17.16%
2008                        10.61%                -33.20%                     -40.39%
2009                         0.58%                17.02%                      15.17%
2010                        -1.38%                16.11%                      16.94%
2011 YTD                     1.58%                 -5.21%                      -7.28%
Annualized Return            5.17%                 6.31%                        0.18%
----------------- ----------------- -------------------------------------- ------------

Notes:

1 Source: Bloomberg. DB Commodity Harvest ERAC and DB Commodity Booster -- Benchmark Light Energy have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest ERAC Index have been lower than the Index as a result of fees and / or costs
                                                                                               31

2 Statistics shown are for excess return / ERAC indices. Data is as of 30
December 2011

DB Commodity Harvest -- 10 ERAC

Index Summary

[] Market Neutral Strategy: The DB Commodity Harvest Index goes short the s and p
Goldman Sachs Light Energy Index and long the DB Commodity Booster -- Benchmark
Light Energy Index, an Optimum Yield version of the s and p Goldman Sachs Light
Energy Index, in an attempt to provide market-neutral  exposure, and to generate returns from DB's optimum yield technology

[] Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[] Target Volatility: Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[] Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

Note:

1 ERAC: Excess Return After Cost

DB Commodity Harvest – 10 ERAC

Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility



Energy
35.76% (33.09% [1])
Precious Metals
7.51% (6.30% [1])
Industrial Metals
14.09% (16.86% [1])
Agriculture & Livestock
42.64% (43.76%[1])
S&P GSCI Light Energy
S&P GSCI Light Energy
Apply Optimum Yield Technology
Optimize roll returns by attempting to maximize implied roll yield
DB Commodity Booster — Benchmark Light Energy
S&P GSCI Light Energy rolls each commodity to its nearest available futures contract
Long
Short
Carry Strategy
Market neutral equally weighted Long and Short positions to generate Alpha. Exposure to long and short legs rebalanced monthly to maintain overall neutrality
DB Commodity Harvest
Subtract 0.60% fees per annum
DB Commodity Harvest ERAC
Apply Target Volatility Technology
Volatility targeted at 10% by varying exposure to the DB Commodity Harvest ERAC
DB Commodity Harvest – 10 ERAC

Note:

1 Weights shown are: Current Weight (Base Weight). Current weights are as of 30 December 2011

2 ERAC: Excess Return After Cost

Deutsche Bank

33

DB Commodity Harvest – 10 ERAC

Performance Analysis

Index Returns [1]



600
500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Harvest - 10 ERAC
DB Commodity Harvest ERAC
S&P-GSCI Light Energy

Historical Exposure [1]



600%
500%
400%
300%
200%
100%
0%
Current Exposure [1]: 454.55%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11

Performance Analysis[1]

January 2001 – December 2011	DB Commodity Harvest – 10 ERAC	DB Commodity Harvest ERAC	S&P-GSCI Light Energy
Annualized Returns	15.4%	5.2%	0.2%
Volatility	10.7%	3.5%	19.1%
Sharpe Ratio	1.44	1.49	0.01
Maximum Drawdown	-20.2%	-6.3%	-60.9%
Start Date	May-07	May-07	Jul-08
End Date	Sep-07	Sep-07	Feb-09
Max Monthly Consecutive Loss	-17.2%	-5.3%	-58.0%
Start Date	Jun-07	Jun-07	Jul-08
End Date	Sep-07	Sep-07	Feb-09
Max / Min Returns			
Rolling 12 Months	66.4% / -13.8%	17% / -5.4%	48.2% / -55.8%
Rolling 3 Months	20.9% / -17.6%	6.4% / -5.6%	26.1% / -44.6%
Average Monthly Returns	1.3%	0.4%	0.2%
% Months with Gains	70.5%	70.5%	55.3%
Correlation			
DB Commodity Harvest ERAC	0.95	1.00	-0.54
S&P-GSCI Light Energy	-0.53	-0.54	1.00

Year on Year Performance Comparison[1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Harvest – 10 ERAC	DB Commodity Harvest ERAC	S&P-GSCI Light Energy
2001	31.32%	11.17%	-26.22%
2002	-8.22%	-2.63%	15.09%
2003	9.87%	3.84%	15.41%
2004	47.35%	12.84%	7.31%
2005	34.80%	10.17%	15.51%
2006	36.68%	12.30%	-3.77%
2007	-2.51%	-0.44%	17.16%
2008	39.69%	10.61%	-40.39%
2009	1.85%	0.58%	15.17%
2010	-5.88%	-1.38%	16.94%
2011 YTD	3.51%	1.58%	-7.28%
Annualized Return	**15.44%**	**5.17%**	**0.18%**

Notes:
1 Source: Bloomberg. DB Commodity Harvest - 10 ERAC and DB Commodity Harvest ERAC have been retrospectively calculated and did not exist prior to 14 October 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Harvest - 10 ERAC index have been lower than the index as a result of fees and / or costs.
2 Statistics shown are for excess return / ERAC indices. Data is as of 30 December 2011

Deutsche Bank
34

Long-Short Indices

Section 4

DBLCI Commodity Momentum

Index Summary

[] Summary: The strategy goes long a basket of commodities at certain times, short a basket of commodities at certain other times, and provides no exposure the remaining times.  Decision to go long or short or stay neutral is based on observing momentum across 14 commodities.

[] Components: Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline, Corn, Wheat,
Soybeans, Sugar, Aluminum, Copper, Nickel, Zinc, Gold and Silver[] Bullish /
Bearish Indicator: For a particular commodity, 15 day moving average greater than the 60 day moving average indicates a bullish signal and a bearish signal otherwise.

[] Environment Indicator (EI): If nine or more commodities have a bullish signal, this implies an EI of 1.  If nine or more commodities commodities have a bearish signal, then EI is -1.
Otherwise it is zero.

[] Rebalancing: Each month, if the 45 day moving average of EI is greater than
50%, the strategy goes long an equally weighted basket of bullish signal commodities for the next month.
    If it is less than -50%,  the strategy goes short an equally weighted basket of bearish signal commodities for the next month. If it is between -50%
and 50%, the strategy provides no exposure for the following month[]
Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBCMMOUE)

DBLCI Commodity Momentum
Index Construction
------------------ ------------------ ----------------- -------------------
                                                             Energy
Agriculture (Corn, Industrial Metals  Precious Metals   (Crude Oil, Natural
 Wheat, Soybeans,  (Aluminum, Copper,
        Sugar)         nickel, Zinc)     (Gold, Silver) Gas, Heating Oil,
                                                         RBOB Gasoline)

Basket with 14 Commodities

Apply Momentum strategy

[] Generate bullish/bearish signal by computing 45 day moving average of the
Environmental Indicator (EI)

Basket with Bearish or Bullish commodities

[] Long / short / stay neutral depending upon the signal generated above

DBLCI Commodity Momentum Index

DBLCI Commodity Momentum

Performance Analysis

Index Returns [1]



600
500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DBLCI Commodity Momentum
S&P GSCI
DJUBS

Performance Analysis[1]

January 2001 – December 2011	DBLCI Commodity Momentum	S&P GSCI	DJUBS
Annualized Returns	15.4%	-0.5%	1.9%
Volatility	16.2%	25.9%	18.4%
Sharpe Ratio	0.95	-0.02	0.10
Maximum Drawdown	-19.0%	-71.6%	-57.1%
Start Date	Feb-03	Jul-08	Jul-08
End Date	Sep-03	Feb-09	Mar-09
Max Monthly Consecutive Loss	-15.1%	-67.8%	-54.5%
Start Date	Mar-03	Jul-08	Jul-08
End Date	Apr-03	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	90.9% / -16.8%	74.8% / -64.8%	39.9% / -52.7%
Rolling 3 Months	51.8% / -15%	34.4% / -53.4%	24.7% / -39.7%
Average Monthly Returns	1.3%	0.2%	0.3%
% Months with Gains	43.2%	56.8%	55.3%
Correlation			
S&P GSCI	0.05	1.00	0.91
DJUBS	0.13	0.91	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DBLCI Commodity Momentum	S&P GSCI	DJUBS
2001	7.95%	-34.31%	-22.32%
2002	2.81%	29.92%	23.86%
2003	0.60%	19.48%	22.66%
2004	11.33%	15.65%	7.64%
2005	10.08%	21.61%	17.54%
2006	26.52%	-19.07%	-2.71%
2007	2.16%	26.81%	11.08%
2008	62.00%	-47.29%	-36.61%
2009	30.21%	13.30%	18.72%
2010	19.12%	8.88%	16.67%
2011 YTD	9.20%	-1.23%	-13.37%
Annualized Return	**15.43%**	**-0.51%**	**1.88%**

Notes:

1 Source: Bloomberg. DBLCI Commodity Momentum Index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DBLCI Commodity Momentum Index would has been lower than the index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 30 December 2011

Deutsche Bank
38

DB Commodity Allocator Index

Section 5

DB Commodity Allocator

Index Summary

[] Components: Uses a rule based methodology to allocate between Beta (the DB
MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns [] Optimizing Roll Returns:
Deutsche Bank's proprietary optimum yield ("OY") technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market)
from the list of tradable futures which expire in the next 13 months[] Dynamic
Allocation: Aims to preserve excess returns generated by the DB MR Enhanced
ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB
MR Enhanced ERAC Index is based on the number of periods with positive returns.
The remaining weight is leveraged 3 times and assigned to the DB Commodity
Harvest ERAC Index[] Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index.

[] Transparency: Rule-based  index with the closing level and weights published daily on Bloomberg (DBLCABER)

Note:
1 ERAC: Excess Return After Cost

DB Commodity Allocator

Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by adjusting exposure in response to changes in realized volatility



Energy
35.76% (33.09% [1])
Precious Metals
7.51% (6.30% [1])
Industrial Metals
14.09% (16.86% [1])
Agriculture & Livestock
42.64% (43.76%[1])
S&P GSCI Light Energy
S&P GSCI Light Energy
Apply **Optimum Yield** Technology
Optimize roll returns by attempting to maximize implied roll yield
DB Commodity Booster — Benchmark Light Energy
Carry Strategy
Market neutral equally weighted Long and Short positions to generate Alpha
Long
Short
DB Commodity Harvest
Deduct Index Cost of 0.60% pa
DB Commodity Harvest USD ERAC (ALPHA)
Energy (40%[2])
Precious Metals (17%[2])
Industrial Metals (18%[2])
Agriculture (25%[2])
Basket with Base Weights
Apply **Optimum Yield** Technology
Optimize roll returns by attempting to maximize implied roll yield
Basket with Base Weights using OY sub-indices
Apply MR Technology and weight constraints
DBLCI – Mean Reversion Enhanced[3]
Agriculture(16.51%), Industrial Metal(28.21%), Precious Metal(1.88%) & Energy(53.41%)
Deduct Index Cost of 1.10% pa
DB MR Enhanced ERAC (BETA)

- **BETA:** *(DBLCI-MR Enhanced ERAC Index)* attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities. It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.
- **ALPHA:** (*DB Commodity Harvest USD ERAC Index*) attempts to generate alpha by using DB's optimum yield technology, while providing market-neutral exposure to commodities.

Notes:

1 Weights of S&P GSCI Light Energy Index shown are: current weights (Base Weights). Current weights are as of 30 December 2011

2 Base Weights of DBLCI – Mean Reversion Enhanced Index

3 Current weights of DBLCI – Mean Reversion Enhanced Index as of 30 December 2011

Deutsche Bank

41

DB Commodity Allocator

Index Construction

[] Allocation to both indices adjusted monthly based on momentum of the Beta
Index

 Beta Index Returns(1)
----------------------
1 Month  -3.07%
2 Month  -8.50%
3 Month  -7.66%
4 Month  -16.11%
         -------------
5 Month  -22.36%
         -------------
6 Month  -20.23%
7 Month  -22.77%
         -------------
8 Month  -26.33%
         -------------
9 Month  -24.41%
         -------------
10 Month -21.18%
-------- -------------
11 Month -22.03%
-------- -------------

                 DB Commodity Allocator
-------- -------
12 Month -21.19%

1 Returns are calculated as of 3(rd) to last business day of each month, from
December 2010 to December 2011.

DB Commodity Allocator

Performance Analysis

Index Returns [1]



600
500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Allocator
DB Commodity Harvest USD ERAC
DB MR Enhanced ERAC

Historical Exposure

Exposure to DB MR Enhanced ERAC [2]: 0.00%

Exposure to DB Commodity Harvest USD ERAC Leveraged [2]: 100.00%



100%
80%
60%
40%
20%
0%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB MR Enhanced ERAC
DB Commodity Harvest USD ERAC Leveraged

Performance Analysis[1]

January 2001 – December 2011	DB Commodity Allocator	DB Commodity Harvest USD ERAC	DB MR Enhanced ERAC
Annualized Returns	13.3%	5.2%	7.4%
Volatility	13.9%	3.5%	18.7%
Sharpe Ratio	0.96	1.49	0.40
Maximum Drawdown	-29.9%	-6.3%	-56.2%
Start Date	Jul-08	May-07	Jul-08
End Date	Oct-08	Sep-07	Mar-09
Max Monthly Consecutive Loss	-27.6%	-5.3%	-54.1%
Start Date	Jul-08	Jun-07	Jul-08
End Date	Oct-08	Sep-07	Feb-09
Max / Min Returns			
Rolling 12 Months	57.5% / -15.6%	17% / -5.4%	69.3% / -47.1%
Rolling 3 Months	28.8% / -23.9%	6.4% / -5.6%	35.7% / -37.9%
Average Monthly Returns	1.1%	0.4%	0.7%
% Months with Gains	63.6%	70.5%	56.8%
Correlation			
DB Commodity Harvest USD ERAC	-0.04	1.00	-0.34
DB MR Enhanced ERAC	0.73	-0.34	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Allocator	DB Commodity Harvest USD ERAC	DB MR Enhanced ERAC
2001	29.55%	11.17%	-13.38%
2002	4.02%	-2.63%	14.25%
2003	28.16%	3.84%	31.72%
2004	21.76%	12.84%	21.81%
2005	13.87%	10.17%	9.22%
2006	26.67%	12.30%	27.12%
2007	15.86%	-0.44%	25.28%
2008	12.72%	10.61%	-27.10%
2009	25.34%	0.58%	36.02%
2010	-10.51%	-1.38%	4.14%
2011 YTD	-10.98%	1.58%	-22.73%
Annualized Return	**13.30%**	**5.17%**	**7.44%**

Notes:

1 Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Allocator Index would have been lower than the Index as a result of fees and / or costs.

2 Statistics shown are for excess return / ERAC indices. Data is as of 30 December 2011

Deutsche Bank

43

DB Commodity Risk Parity 18 Index

Section 6

DB Commodity Risk Parity 18

Index Summary

[] Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal.  Risk contribution is determined by using past 3 month realized volatilities and correlations.
Volatility is targeted at 18% by leveraging the equal risk weighted portfolio;
such leverage is capped at 300%.

[] Components: The 4 sector indices used to construct the index are: DBLCI-OY
Energy Index, DBLCI-OY   Industrial Metal Index, DBLCI-OY   Precious Metal
Index and DBLCI-OY   Agriculture Index.

[] Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[] Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market)
or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg
(DBCMRPTV)

DB Commodity Risk Parity 18
Index Construction
------------------ ------------------ ------------------ ------------------
     DBLCI-OY         DBLCI-OY          DBLCI-OY           DBLCI-OY
   Energy Index    Industrial Metal   Precious Metal       Agriculture
      (26.84% (1)) Index (19.75% (1)) Index (18.99% (1)) Index (34.42% (1))

Basket with 4 Sector Indices

Apply Risk Parity Technology

[] Allocates weights to each sector index such that the risk contribution of all components is equal

DB Commodity Risk Parity

Apply 0.50% fees per annum

Apply Target Volatility Technology

[] Volatility is targeted at 18% by varying exposure to each underlying sector index

DB Commodity Risk Parity 18

Note:

1 Current weights are as of 30 December 2011

Notes:

1 Source: Bloomberg. DB Commodity Risk Parity 18 index has been retrospectively calculated and did not exist prior to August 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Risk Parity 18 Index would have been lower than the Index

as a result of fees and / or costs.

2 Statistics shown are for excess return indices. Data is as of 30 December
2011

DB Commodity Apex 14 ERAC Index

Section 7

DB Commodity Apex 14 ERAC

Index Summary

[] Attempts to generate reliable returns independent of market cycle

          [] By combining 3 well-established,   yet uncorrelated commodities
strategies -- mean reversion, momentum, and carry -- the Apex index aims to generate extremely stable returns from the commodities markets[] Components:
Allocates exposure monthly between Mean Reversion (the DBLCI MR
Enhanced Index), Carry (the DB Commodity Harvest 3X Index), and Momentum (the
DBLCI Commodity Momentum Index) in the inverse ratio of their 3 month volatilities. Exposure to each index is floored at 17.5%  and capped at 65%.
Exposure to the resulting basket is further scaled  to target a volatility of
14%, with a maximum exposure of 200%.

[] Embedded Cost: A fee of 1.00%  per annum is embedded in the basket.

[] DBLCI MR Enhanced: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture.
Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification[] DB Commodity Harvest: The
DB Commodity Harvest Index goes short the s and p Goldman Sachs Light Energy Index and long the DB Commodity Booster -- Benchmark Light Energy Index, an Optimum
Yield version of the s and p Goldman Sachs Light Energy Index, in an attempt to provide market-neutral  exposure, and to generate returns from DB's optimum yield technology[] DBLCI Commodity Momentum:  The strategy goes either long or short an equally weighted basket of commodities, depending on momentum in the commodities complex.

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBCMA14N)

[] Exposure to the 3 indices is adjusted monthly in inverse proportion of their
3 month realized volatilities

DB Commodity Apex

[] Subtract 1.00% fees per annum

DB Commodity Apex ERAC

Target Volatility

[] Adjust exposure monthly, by looking at 3 month realized volatility, to target a volatility of 14%.  Exposure to DB Commodity Apex is capped at 200%

DB Commodity Apex 14 ERAC
(Current Exposure: 200.00%)

Note:
1 Weights; as of 30 December 2011 50

DB Commodity Apex 14 ERAC

Performance Analysis

Index Returns [1]



1,400
1,200
1,000
800
600
400
200
0
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
DB Commodity Apex 14 ERAC
S&P GSCI
DJUBS

Historical Exposure[2]



250%
200%
150%
100%
50%
0%
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
DB Commodity Momentum
DB MR Enhanced
DB Commodity Harvest 3X

Performance Analysis[1]

January 2002 – December 2011	DB Commodity Apex 14 ERAC	S&P GSCI	DJUBS
Annualized Returns	26.1%	3.7%	4.7%
Volatility	13.0%	26.0%	18.9%
Sharpe Ratio	2.00	0.14	0.25
Maximum Drawdown	-16.9%	-71.6%	-57.1%
Start Date	Jun-11	Jul-08	Jul-08
End Date	Nov-11	Feb-09	Mar-09
Max Monthly Consecutive Loss	-13.8%	-67.8%	-54.5%
Start Date	Jul-11	Jul-08	Jul-08
End Date	Sep-11	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	93.9% / -7.9%	74.8% / -64.8%	39.9% / -52.7%
Rolling 3 Months	32.3% / -15.7%	34.4% / -53.4%	24.7% / -39.7%
Average Monthly Returns	2.0%	0.6%	0.5%
% Months with Gains	74.2%	60.8%	58.3%
Correlation			
S&P GSCI	0.19	1.00	0.92
DJUBS	0.31	0.92	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Apex 14 ERAC	S&P GSCI	DJUBS
2002	3.14%	29.92%	23.86%
2003	29.95%	19.48%	22.66%
2004	60.19%	15.65%	7.64%
2005	34.00%	21.61%	17.54%
2006	69.09%	-19.07%	-2.71%
2007	15.46%	26.81%	11.08%
2008	45.47%	-47.29%	-36.61%
2009	21.44%	13.30%	18.72%
2010	8.31%	8.88%	16.67%
2011 YTD	-5.38%	-1.23%	-13.37%
Annualized Return	**26.10%**	**3.70%**	**4.68%**

Notes:

1 Source: Bloomberg. DB Commodity Apex 14 ERAC index has been retrospectively calculated and index went live only in June 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Apex 14 ERAC index would have been lower than the index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 30 December 2011

2 Data is as of 30 December 2011. These represent the exposure of constituents to DB Commodity Apex 14 ERAC index

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Optimum Yield Enhanced Indices

Section 8

DB Commodity Booster OYE DJUBS

Index Summary

[] Composition: Same base weights as the DJUBS Index.  Weights are rebalanced annually[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum
Yield Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield.  Exposure to the 3 contracts is assessed and rebalanced monthly

-- Exposure to short-term   contract (front month), medium-term  and long-term
contracts (pre- defined schedule based on liquidity)

-- For livestock, exposure is to F3 contracts

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBCMODUE)

[] Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield

DB Commodity Booster OYE DJUBS

Note:

1 Weights shown are: Rebalance Weights for 2011

Notes:

1 Source: Bloomberg. DB Commodity Booster OYE DJUBS has been retrospectively calculated and did not exist prior to 31 October 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity
Booster OYE DJUBS Index would have been lower than the Index as a result of fees and / or costs

2 Sharpe Ratio = annualized return / volatility

3 Data is as of 30 December 2011. Statistics shown are for excess return indices.

DB Commodity Booster OYE Benchmark Light Energy

Index Summary

[] Composition: Same base weights as the s and p GSCI Light Energy Index.  Weights are rebalanced annually[] Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield.  Exposure to the 3 contracts is assessed and rebalanced monthly

-- Exposure to short-term   contract (front month), medium-term  and long-term
contracts (pre- defined schedule based on liquidity)

-- For livestock, exposure is to F3 contracts

[] Transparency: Rule-based   index with the closing level published daily on
Bloomberg (DBRCOSUE)

DB Commodity Booster OYE Benchmark Light Energy

Index Construction

DB Commodity Booster OYE Benchmark Light Energy

Note:

1 Weights shown are: Rebalance Weights for 2011

DB Commodity Booster OYE Benchmark Light Energy

Performance Analysis

Notes:

DJUBS                 0.94 1.00 0.97 2011 YTD          -1.82% -13.37% -7.27%
s and p-GSCI Light Energy 0.97 0.97 1.00 Annualized Return 8.40%   1.88%  0.18%
--------------------- ---- ---- ---- ----------------- ------ ------- ------

1 Source: Bloomberg. DB Commodity Booster OYE Benchmark Light Energy has been retrospectively calculated and did not exist prior to 30 November 2011.
Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE Benchmark Light Energy Index would have been lower than the Index as a result of fees and / or costs

2 Sharpe Ratio = annualized return / volatility

3 Data is as of 30 December 2011. Statistics shown are for excess return indices.

DB Commodity Curve Alpha ERAC

Index Summary

- **Composition:** DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the S&P GSCI Light Energy Index. Weights are rebalanced annually
- **Market Neutral Strategy:** For each constituent commodity, the Index provides short exposure to the corresponding single commodity S&P GSCI Index and volatility adjusted long exposure to the OY Enhanced Index. The Index seeks to provide market-neutral exposure, and to generate returns from carry using DB's Optimum Yield Enhanced methodology
- **Volatility Weighting:** Every month, the long leg exposure for each constituent commodity is reset to 100%. Exposure to the short leg is set to (–100%) * 3-month realized volatility of the single commodity OY Enhanced Index / 3-month realized volatility of the single commodity GSCI index
- **Embedded Cost:** 0.75% per annum
- **Transparency:** Rule-based index with the closing level published daily on Bloomberg (DBRCOAEC)

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DB Commodity Curve Alpha ERAC

Index Construction

Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index


Constituent commodities
S&P GSCI single commodity indices
Apply Optimum Yield Enhanced Technology
Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield
S&P GSCI rolls each commodity to its nearest available futures contract
OY Enhanced single commodity indices
Short exposure = 3-month realized volatility of single commodity OY Enhanced / 3-month realized volatility of single commodity GSCI Index
Long Exposure = 100%
Carry Strategy
Market neutral equally weighted Long and Short positions to generate Alpha. Exposure to long and short legs rebalanced monthly to maintain market neutrality
Single commodity long-short basket
Provide same exposure to the single commodity long-short basket as in the S&P GSCI Light Energy Index. Weights are rebalanced annually
DB Commodity Curve Alpha
Subtract 0.75% fees per annum
DB Commodity Curve Alpha ERAC

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DB Commodity Curve Alpha ERAC

Performance Analysis

Index Returns [1]



500
400
300
200
100
0
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
DB Commodity Curve Alpha ERAC
DB Commodity Booster OYE Benchmark Light Energy
S&P-GSCI Light Energy

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	33.09
Precious Metal	6.30
Industrial Metal	16.86
Agriculture & Livestock	43.76

Performance Analysis [1]

January 2002 – December 2011	DB Commodity Curve Alpha ERAC	DB Commodity Booster OYE Benchmark light Energy	S&P-GSCI Light Energy
Annualized Returns	7.2%	11.4%	3.3%
Volatility	2.6%	17.1%	19.6%
Sharpe Ratio[2]	2.75	0.66	0.17
Maximum Drawdown	-2.9%	-55.3%	-60.9%
Start Date	Jun-10	Jul-08	Jul-08
End Date	Dec-10	Mar-09	Feb-09
Max Monthly Consecutive Loss	-1.9%	-52.3%	-58.0%
Start Date	Sep-02	Jul-08	Jul-08
End Date	Oct-02	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	19.4% / -1.9%	56.7% / -48.7%	48.2% / -55.8%
Rolling 3 Months	6.7% / -2.4%	24.5% / -41.1%	26.1% / -44.6%
Average Monthly Returns	0.6%	1.0%	0.4%
% Months with Gains	70.8%	63.3%	59.2%
Correlation			
DB Commodity Booster OYE Benchmark Light Energy	0.17	1.00	0.97
S&P-GSCI Light Energy	0.02	0.97	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return Indices		
	DB Commodity Curve Alpha ERAC	DB Commodity Booster OYE Benchmark Light Energy	S&P-GSCI Light Energy
2002	1.57%	14.91%	15.09%
2003	3.44%	18.06%	15.41%
2004	16.21%	24.74%	7.31%
2005	17.04%	34.84%	15.51%
2006	10.63%	12.68%	-3.77%
2007	5.83%	20.90%	17.16%
2008	11.82%	-29.98%	-40.40%
2009	2.31%	17.27%	15.17%
2010	0.57%	17.10%	16.94%
2011 YTD	3.98%	-1.82%	-7.27%
Annualized Return	**7.18%**	**11.36%**	**3.29%**

Note:
1 Source: Bloomberg. DB Commodity Curve Alpha ERAC Index and DB Commodity Booster OYE Benchmark Light Energy Index have been retrospectively calculated and did not exist prior to 30 November 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha ERAC Index have been lower than the Index as a result of fees and / or costs
2 Statistics shown are for excess return / ERAC indices. Data is as of 30 December 2011

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61

DB Commodity Curve Alpha ERAC 10

Index Summary

[] Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the s and p GSCI Light Energy Index.  Weights are rebalanced annually

[] Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity s and p GSCI Index and volatility adjusted long exposure to the OY Enhanced Index.  The Index seeks to provide market-neutral  exposure, and to generate returns from carry using DB's
Optimum Yield Enhanced methodology

[] Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%.  Exposure to the short leg is set to
(--100%)  * 3-month  realized volatility of the single commodity OY Enhanced
Index / 3-month   realized volatility of the single commodity GSCI index

[] Target Volatility: DB Commodity Curve Alpha ERAC 10 Index varies exposure to the DB Commodity Curve Alpha ERAC Index with a view to target a volatility of
10%.  Exposure is capped at 600%.

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBRCOCUE)

DB Commodity Curve Alpha ERAC 10

Index Construction

Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index


Constituent commodities
S&P GSCI single commodity indices
Apply **Optimum Yield** Enhanced Technology
▪ Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield
S&P GSCI rolls each commodity to its nearest available futures contract
OY Enhanced single commodity indices
Short exposure = 3-month realized volatility of single commodity OY Enhanced / 3-month realized volatility of single commodity GSCI Index
Long Exposure = 100%
Carry Strategy
▪ Market neutral equally weighted Long and Short positions to generate Alpha. Exposure to long and short legs rebalanced monthly to maintain market neutrality
Single commodity long-short basket
Provide same exposure to the single commodity long-short basket as in the S&P GSCI Light Energy Index. Weights are rebalanced annually
DB Commodity Curve Alpha
Subtract 0.75% fees per annum
DB Commodity Curve Alpha ERAC
Volatility targeted at 10% by varying exposure to the DB Commodity Curve Alpha ERAC. Exposure is capped at 600%
DB Commodity Curve Alpha ERAC 10

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DB Commodity Curve Alpha ERAC 10

Performance Analysis

Index Returns [1]


1,800
1,500
1,200
900
600
300
0
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Curve Alpha ERAC 10
DB Commodity Curve Alpha ERAC
S&P-GSCI Light Energy

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	33.09
Precious Metal	6.30
Industrial Metal	16.86
Agriculture & Livestock	43.76

Performance Analysis [1]

January 2003 – December 2011	DB Commodity Curve Alpha ERAC 10	DB Commodity Curve Alpha ERAC	S&P-GSCI Light Energy
Annualized Returns	36.6%	7.8%	2.1%
Volatility	10.6%	2.7%	20.3%
Sharpe Ratio[2]	3.46	2.95	0.10
Maximum Drawdown	-11.6%	-2.9%	-60.9%
Start Date	Dec-09	Jun-10	Jul-08
End Date	Mar-10	Dec-10	Feb-09
Max Monthly Consecutive Loss	-8.5%	-1.8%	-58.0%
Start Date	Dec-09	Jun-10	Jul-08
End Date	Feb-10	Jul-10	Feb-09
Max/Min Returns			
Rolling 12 Months	129.6% / -6.5%	19.4% / -1.9%	48.2% / -55.8%
Rolling 3 Months	37.2% / -10.8%	6.7% / -2.4%	26.1% / -44.6%
Average Monthly Returns	2.7%	0.6%	0.3%
% Months with Gains	73.1%	73.1%	59.3%
Correlation			
DB Commodity Booster OYE Benchmark Light Energy	0.96	1.00	0.03
S&P-GSCI Light Energy	0.05	0.03	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return Indices		
	DB Commodity Curve Alpha ERAC 10	DB Commodity Curve Alpha ERAC	S&P-GSCI Light Energy
2003	16.90%	3.44%	15.41%
2004	93.81%	16.21%	7.31%
2005	97.40%	17.04%	15.51%
2006	56.71%	10.63%	-3.77%
2007	28.09%	5.83%	17.16%
2008	50.11%	11.82%	-40.40%
2009	4.87%	2.31%	15.17%
2010	4.96%	0.57%	16.94%
2011 YTD	11.37%	3.98%	-7.27%
Annualized Return	**36.55%**	**7.83%**	**2.05%**

Note:
1 Source: Bloomberg. DB Commodity Curve Alpha ERAC 10 Index and DB Commodity Curve Alpha ERAC Index have been retrospectively calculated and did not exist prior to 30 November 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha ERAC 10 Index have been lower than the index as a result of fees and / or costs
2 Statistics shown are for excess return / ERAC indices. Data is as of 30 December 2011

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Appendix

Appendix 1

Types of Returns in a Commodity Index

Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[] Underlying price movement

[] Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[] Collateral Yield [] Interest earned on capital held as collateral [] Spot
Return [] Change in front month futures contract

[] Roll Return [] Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

Excess Return = Spot Return + Roll Return

Total Return = Excess Return + Collateral Yield

Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

Mean Reversion

- The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price



100%
80%
60%
40%
20%
0%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
Energy
Industrial Metals
Precious Metals
Agriculture

Historical Commodity Allocation of the DBLCI-MR since 2006



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Dec-05 Jun-06 Dec-06 Jun-07 Dec-07 Jun-08 Dec-08 Jun-09 Dec-09 Jun-10 Dec-10 Jun-11
Crude Oil
Heating Oil
Gold
Aluminum
Wheat
Corn

- Heavy investment in Corn and Wheat as agricultural commodities are the most historically undervalued. Captures the 2006 Ags rally. Underweighting in Energy also contributed to good performance as energy prices declined significantly in 2006

- In 2008 the index increased its weight to Aluminum and reduced its weight to Energy, which was then at historical highs. In retrospect, while the under-weighting in Energy was a good decision, the overweight in Aluminum was not, as Aluminum prices declined significantly

- In 2009 the index was overweight in Aluminum and Oil and gained from rallies in both. However, it was underweight in Gold and missed out on the Gold rally

DBLCI-MR Outperformance to DBLCI

Year	Outperformance (%)
2006	36.15
2007	7.82
2008	4.17
2009	12.12
2010	1.30
2011	-1.34

Source: Bloomberg

Notes:

1 Past performance is not a guarantee of future results

2 The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI – Mean Reversion will also likely result in a negative performance

3 Data is as of 30 December 2011. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

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67

MR+

- DBLCI-MR Plus™ Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR™ Excess Return Index
- Mandatory rebalancing takes place on a monthly basis
- At each monthly rebalancing, the allocation in the DBLCI-MR™ Excess Return strategy is determined based on the performance of the DBLCI-MR™ Excess Return over the previous 12 months
- Twelve performance indicators are built, reflecting the performance of DBLCI-MR™ Excess Return over previous 12-months, 11-months, 10-months… 3-months, 2-months, 1-month
- The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR™ Excess Return performance is greater than zero. The current allocation is 25.00% (see table)
- Rules based momentum strategy with no human intervention, only execution
- The allocation can be as low as 0% and as high as 100%

Retrospective lookback over 12 periods



Rebalance Date
M1, C1
Rebalance Date minus 1 m
Rebalance Date minus 12 months
Rebalance Date
M12, C12

DBLCI-MR (Lookback Returns as of 8th Dec 2011)	
1 Month	-3.0%
2 Month	3.1%
3 Month	-2.8%
4 Month	1.3%
5 Month	-5.9%
6 Month	-12.3%
7 Month	-11.7%
8 Month	-17.6%
9 Month	-12.1%
10 Month	-5.6%
11 Month	-2.1%
12 Month	0.4%

Notes: Returns are calculated as of 6th business day of each month, from December 2010 to December 2011.

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68

Optimized Yield

Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[] Deutsche Bank's proprietary optimum yieldeld ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

Contract Expiry Date

[] Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

Greater Roll Yield

rice Futures P
Less Roll Yield

Contract Expiry Date

[] Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

Optimized Yield

Annualized Excess
returns from Jan
2001 to Dec 2011.
Most Optimum Yield
indices have
outperformed
corresponding
front-month
rolling indices

Energy Sector

Base Metals Sector

                                                                                                               Gold
      Silver
                           DB OY Indices s and p GSCI Indices                                                     DB OY Indices s and p GSCI
 Indices
Source: Bloomberg

Notes:

1 All indices have been retrospectively calculated and did not exist prior to 31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect
   actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

Rebalancing Once a Month

Step I
Realized Volatility Monitoring Based on Last 90 Days Returns

Step II
Volatility Based Participation: Participation = Target Volatility / Realized Volatility, subject to certain maximum and minimum

Step III
Vol Target Index Return = Participation x Underlying Index Return

Numerical Example: Volatility Target = **15%**

Month	3 Month Realized Volatility (Annualized %)	Vol Target Allocation (%)	Underlying Index Return (%)	Volatility Target Return (%)
12	10.00	150.00	+5.00	+7.50
13	12.50	120.00	–1.00	–1.20
14	5.00	300.00	+3.00	+9.00
15	7.50	200.00	–2.00	–4.00
16	15.00	100.00	–5.00	–5.00
17	20.00	75.00	+1.00	+0.75
18	30.00	50.00	–10.00	–5.00

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71

[] Where the volatility and dollar-weighting  of the i(t)(h) sector index is given by i i, respectively, and the correlation ([]) (and W) between the indices is given by ([])ij. To calculate ([])i and ([])ij we have used 90-day historical levels based on log returns

[]  The amount of risk contributed, RCi , to the portfolio by the i(th) sector index is then calculated according to
                                                               4
                                                       Wi [] i[]Wj [] j []ij
                                                 RCi =        j=1
                                                       -------------------------------------------------------------
                                                                RP

[] We then solve the above set of non linear equations for each (W)i with the following constraints
1) Wi [] 0 for each i
2) (RC)1 (= RC)2 (= RC)3 (= RC)4
3) (R)P = TV, where TV is some pre-defined target level of portfolio risk

[] Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree-of-freedom
   open.  Constraint 3) above fixes this final degree-of-freedom    by imposing
an overall leverage on the index in an attempt to target a constant level of
(user-specified)  risk within the portfolio of sector exposures

Liquid Contracts for Optimum Yield Enhanced Indices

Commodity	Liquid Contracts	
WTI Crude Oil	Jun	Dec
Natural Gas	Jan	Jul
Heating Oil	Jun	Dec
RBOB Gasoline	Jun	Dec
Brent Crude Oil	Jun	Dec
Gas Oil	Jun	Dec
Gold	Jun	Dec
Silver	Jul	Dec
Soybeans	Jul	Nov
Corn	Jul	Dec
Wheat	Jul	Dec
Soybean Oil	Jul	Dec
Sugar	Mar	Oct
Coffee	Jul	Dec
Cotton	Jul	Dec
Kansas Wheat	Jul	Dec
Cocoa	Mar	Dec
Copper	Jun	Dec
Aluminum	Jun	Dec
Zinc	Jun	Dec
Nickel	Jun	Dec
Lead	Jun	Dec

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73

Comparative Performance Statistics

	Annualized Returns for Various Indices						
	YTD Return [1]	1 Year Return	3 Year Return	5 Year Return	10 Year Return	Volatility [2]	Sharpe Ratio
Beta Allocation Indices							
DBLCI ™	-1.13%	0.27%	9.24%	-0.09%	8.88%	23.37%	0.38
S&P GSCI ™	-1.23%	0.35%	9.39%	-4.02%	3.50%	25.56%	0.14
DJ-UBSCI SM	-13.37%	-11.90%	7.43%	-3.31%	4.59%	18.52%	0.25
Optimum Yield Based Indices							
DB Commodity Booster – DJUBS ERAC	-9.77%	-8.35%	8.73%	-0.05%	10.52%	16.90%	0.62
DB Commodity Booster DJUBS – TV14 ERAC	-8.94%	-7.80%	6.26%	2.88%	14.44%	14.48%	1.00
DB Commodity Booster – Benchmark	-0.55%	1.00%	11.83%	0.85%	12.13%	22.31%	0.54
Mean Reversion Based Indices							
DBLCI-MR	-2.47%	-1.16%	12.84%	4.51%	13.17%	21.14%	0.62
DBLCI – Mean Reversion Enhanced ERAC	-22.73%	-21.56%	4.58%	-0.01%	9.75%	19.02%	0.51
DBLCI MR Enhanced 15	-16.78%	-15.73%	2.03%	2.85%	15.45%	15.43%	1.00
DBLCI MR+	-2.84%	-1.64%	2.68%	8.30%	11.13%	15.76%	0.71
Market Neutral Indices							
DB Commodity Harvest ERAC	1.58%	1.54%	0.17%	2.10%	4.58%	3.41%	1.35
DB Commodity Harvest – 10 ERAC	3.51%	3.33%	-0.48%	6.20%	13.96%	10.61%	1.32
DB Commodity Allocator Index	-10.98%	-10.21%	-0.29%	5.45%	11.80%	14.02%	0.84
DB Commodity Risk Parity 18 Index	-7.48%	-6.02%	14.95%	8.16%	22.68%	19.33%	1.17
DB Commodity Apex 14 Index ERAC	-5.38%	-4.58%	7.10%	15.87%	26.12%	12.81%	2.04
DBLCI Commodity Momentum Index	9.20%	11.32%	17.37%	22.87%	16.36%	16.24%	1.01
Optimum Yield Enhanced Based Indices							
DB Commodity Booster OYE DJUBS	-6.80%	-5.35%	10.90%	2.88%	12.89%	16.00%	0.81
DB Commodity Booster OYE Benchmark LE	-1.82%	-0.27%	11.94%	2.67%	11.26%	16.84%	0.67
DB Commodity Curve Alpha ERAC	3.98%	4.08%	2.14%	4.83%	7.17%	2.57%	2.79
DB Commodity Curve Alpha ERAC 10	11.37%	11.77%	6.59%	18.69%	35.98% [3]	10.31% [3]	3.49 [3]
Other Asset Classes							
Equities (S&P 500)	2.11%	2.09%	14.65%	-0.25%	2.80%	21.65%	0.13
Fixed Income (US Govt. All Total Return)	6.17%	6.34%	3.62%	5.26%	4.98%	2.82%	1.76

Notes: Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero
All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. Source: Bloomberg. Data as of 30 December 2011

1 Annualised return based on total return, excess return and ERAC
2 Annualised vol of the daily lognormal returns
3 Data available from 31 October 2002

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74

Products

DB Commodity Indices	Delta 1 Structures	Structures with Vanilla Optionality
DB Commodity Booster – DJUBS ERAC	✓	✓
DB Commodity Booster DJUBS – TV14 ERAC	✓	✓
DB Commodity Booster – Benchmark	✓	✓
DBLCI-MR	✓	
DBLCI-MR+	✓	
DBLCI – Mean Reversion Enhanced ERAC	✓	✓
DB MR Enhanced 15	✓	✓
DB Commodity Harvest ERAC	✓	✓
DB Commodity Harvest – 10 ERAC	✓	✓
DBLCI Commodity Momentum Index	✓	
DB Commodity Allocator	✓	*
DB Commodity Risk Parity 18 Index	✓	
DB Commodity Apex 14 ERAC Index	✓	✓
DB Commodity Booster OYE DJUBS	✓	
DB Commodity Booster OYE Benchmark Light Energy	✓	
DB Commodity Curve Alpha ERAC	✓	
DB Commodity Curve Alpha ERAC 10	✓	

Notes: We can offer Structures with Vanilla Optionality on DB Commodity Allocator 12 Index

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Market Data Sources

Bloomberg Tickers and Index Live Dates

	Bloomberg Ticker	Index Live Date
S&P GSCI Index	SPGCCIP<Index>	
S&P GSCI Light Energy	SPGSLEP<Index>	
DJUBS	DJUBS <Index>	
DBLCI	DBLCMACL <Index>	28 February 03
DBLCI-MR	DBLCMMCL <Index>	28 February 03
DBLCI – Mean Reversion Enhanced ERAC	DBLCMREN <Index>	26 October 09
DB MR Enhanced 15	DBLCMTEU <Index>	28 September 09
DBLCI-MR+	DBLCMPUE <Index>	20 June 07
DB Commodity Booster – Benchmark	DBCMBSEU <Index>	15 December 07
DB Commodity Booster – Benchmark Light Energy	DBCMBLEU <Index>	15 December 07
DB Commodity Booster – DJUBS ERAC	DBCMBDEN <Index>	12 October 10
DB Commodity Booster DJUBS – TV14 ERAC	DBCMBTVN <Index>	12 October 10
DB Commodity Harvest ERAC	DBLCHNUE <Index>	14 October 08
DB Commodity Harvest – 10 ERAC	DBCMHVEG <Index>	14 October 08
DB Commodity Booster OYE DJUBS	DBCMODUE <Index>	31 October 11
DB Commodity Booster OYE Benchmark Light Energy	DBRCOSUE <Index>	30 November 11
DB Commodity Curve Alpha ERAC	DBRCOAEC <Index>	30 November 11
DB Commodity Curve Alpha ERAC 10	DBRCOCUE <Index>	30 November 11
DB Commodity Allocator	DBLCABER <Index>	24 October 09
DB Commodity Risk Parity 18 Index	DBCMRPTV <Index>	August 2010
DBLCI Commodity Momentum Index	DBCMMOUE <Index>	18 October 10
DB Commodity Apex 14 ERAC Index	DBCMA14N <Index>	June 11
Equities (S&P 500) Total Return	SPTR <Index>	
Fixed Income Total Return	JHDCGBIG <Index>	

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Optimized Yield

Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker	Index Live Date
Energy			
WTI Crude Oil	20-Jun-12	DBLCOCLE Index	31 May 06
Brent Crude Oil	14-Feb-12	DBLCYECO Index	31 May 06
Heating Oil	31-May-12	DBLCOHOE Index	31 May 06
RBOB Gasoline	30-Dec-11	DBLCYERB Index	31 May 06
Gasoil	12-Jun-12	DBLCYEGO Index	31 May 06
Natural Gas	26-Sep-12	DBLCYENG Index	31 May 06
Base Metals			
Aluminum	19-Sep-12	DBLCOALE Index	31 May 06
Copper	21-Mar-12	DBLCYECU Index	31 May 06
Zinc	18-Jul-12	DBLCYEZN Index	31 May 06
Nickel	15-Aug-12	DBLCYENI Index	31 May 06
Lead	19-Dec-12	DBLCYEPB Index	31 May 06
Precious Metals			
Gold	27-Feb-12	DBLCOGCE Index	31 May 06
Silver	27-Dec-12	DBLCYESI Index	31 May 06
Agriculture			
Wheat	13-Jul-12	DBLCOWTE Index	31 May 06
Kansas Wheat	13-Jul-12	DBLCYEKW Index	31 May 06
Corn	14-Dec-12	DBLCOCNE Index	31 May 06
Soybean	14-Nov-12	DBLCYESS Index	31 May 06
Cotton	09-Oct-12	DBLCYECE Index	31 May 06
Sugar	29-Jun-12	DBLCYESB Index	31 May 06
Coffee	20-Mar-12	DBLCYEKC Index	31 May 06
Cocoa	13-Sep-12	DBLCYECC Index	31 May 06

Source: DBIQ

Notes:
1 Bloomberg Tickers shown are for Excess Return version of the indices
2 Data as of 30 December 2011

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Risk Considerations

[] The information contained in this presentation does not provide personal investment advice.  You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[] The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index.  However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective[] The Optimum
Yield and Optimum Yield Enhanced strategies described herein aim to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield.  However, indices employing the Optimum Yield and Optimum Yield Enhanced strategies may not be successful in achieving the desired objective[] The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index.  However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective[] The Mean
Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting  relatively expensive commodities.  However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective[] The Momentum strategy described herein aims to go long a basket of commodities at certain times, short a basket of commodities at certain other times and provide no exposure the remaining times based on observing momentum across fourteen commodities.  However, indices employing the Momentum strategy may not be successful in achieving the desired objective [] The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal. However, indices employing the Risk
Parity strategy may not be successful in achieving the desired objective[] The
Allocator strategy described herein aims to maximize returns by combining the
Mean Reversion and Optimal Roll Yield strategies described herein. However, there is no guarantee that an index employing the Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield strategies, will be successful in achieving the desired objective [] The Apex 14 ERAC Index described herein aims to maximize returns by combining the Mean Reversion, market neutral, Momentum and Target Volatility strategies described herein. However, there is no guarantee that an index employing any of these strategies will be successful in achieving the desired objective.
[] Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

Risk Considerations (Cont'd)

Past Performance

[] An index's performance is unpredictable, and past performance is not indicative of future performance. We give no  representation or warranty as to the future performance of any index or investment[] Some of the indices described herein have very limited performance history

Index Comparison

[] In this document, various performance-related   statistics, such as index
return and volatility, among others, of each Deutsche Bank proprietary index included herein are compared with those of their related Deutsche Bank and/or non- Deutsche Bank indices. Such comparisons are for information purposes only.
No assurance can be given that such Deutsche Bank proprietary indices included herein will outperform their related Deutsche Bank and/or non-Deutsche  Bank indices in the future; nor can assurance be given that such Deutsche Bank proprietary indices will not significantly underperform their related Deutsche
Bank and/or non-Deutsche   Bank indices in the future. Similarly, no assurance
can be given that the relative volatility levels of such Deutsche Bank proprietary indices and their related Deutsche Bank and/or non-Deutsche  Bank indices will remain the same in the future

Backtesting

[] Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid.  Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus

[] Deutsche Bank AG has filed a registration statement (including a prospectus)
with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www. sec. gov.  Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free  1-800-311-4409

Disclaimer

S&P GSCI SM Disclaimer

Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). Standard & Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of S&P GSCI Index to track general commodity market performance. S&P's only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P and of S&P GSCI Index, which indices are determined, composed and calculated by S&P without regard to Deutsche Bank AG or any securities. S&P has no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating S&P GSCI Index. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which the S&P GSCI Index is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of any securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND / OR THE COMPLETENESS OF S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDICES OR DEUTSCHE BANK'S VARIATIONS OF S&P INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P GSCI Index is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Deutsche Bank AG.

DJ-UBSCISM Disclaimer

"Dow Jones®", "DJ", "UBS," "DJ-UBSCISM" are service marks of Dow Jones & Company, Inc. ("Dow Jones") and UBS AG ("UBS AG"), as the case may be, and have been licensed for use for certain purposes by Deutsche Bank AG

Any securities which Deutsche Bank AG may offer from time to time are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC ("UBS Securities") or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to any securities or any member of the public regarding the advisability of investing in any securities or commodities. The only relationship of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, which is determined, composed and calculated by Dow Jones in conjunction with UBS Securities without regard to Deutsche Bank AG or any securities. Dow Jones and UBS Securities have no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating DJ-UBSCISM. None of Dow Jones, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which any securities are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to securities' customers, in connection with the administration, marketing or trading of any securities. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to any securities issued by Licensee, but which may be similar to and competitive with such securities. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and any securities Deutsche Bank AG may issue from time to time.

NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO, AND NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF ANY SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES,
UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND DEUTSCHE BANK AG, OTHER THAN UBS AG.

"Dow Jones®", "DJ", "UBS®" "Dow Jones-UBS Commodity IndexSM" are service marks of Dow Jones & Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB Commodity Harvest – DJUBS and DB Commodity Booster – DJUBS, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones & Company, Inc. or UBS Securities LLC, but is published with their consent.

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